Exhibit 23 (a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-100068 of Allstate Life Insurance Company (the "Company") on Form S-3 of our report dated February 4, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), relating to the consolidated financial statements and the related financial statement schedules of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2003, to its use in the Statements of Additional Information (which are incorporated by reference in the Prospectuses of the Company) which are part of Registration Statement on Form N-4 (Allstate Advisor) and Registration Statement No. 333-102934 of Allstate Financial Advisors Separate Account I (the "Account"), to the use of our reports dated April 12, 2004 relating to the financial statements of the Account and Allstate Life Insurance Company Separate Account A, also appearing in such Statements of Additional Information.

We also consent to the references to us under the heading "Experts" appearing herein and in such Statements of Additional Information.



/s/ Deloitte & Touche LLP

Chicago, Illinois
April 13, 2004

Exhibit 23 (b)

                                   CONSENT OF
                              FOLEY & LARDNER LLP


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses included in Post-Effective Amendment 2 to the Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068).


                                            /s/  Foley & Lardner LLP
                                            FOLEY & LARDNER LLP


Washington, D.C.
April 12, 2004